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                                                                  EXIBIT 10.8



                    10 STATE HOUSE SQUARE SERVICES AGREEMENT

                                     between

                           AETNA U.S. HEALTHCARE INC.

                          (to be renamed "Aetna Inc.")

                                       and

                                   AETNA INC.

                (to be renamed "Lion Connecticut Holdings Inc.")

                                   dated as of

                                December 13, 2000

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                    10 STATE HOUSE SQUARE SERVICES AGREEMENT


         10 STATE HOUSE SQUARE REAL ESTATE SERVICES AGREEMENT ("AGREEMENT"), dated as of December 13, 2000, between AETNA U.S. HEALTHCARE INC., a Pennsylvania corporation (to be renamed Aetna Inc.) ("SPINCO") and AETNA INC., a Connecticut corporation (to be renamed Lion Connecticut Holdings Inc.) ("AETNA").

                              W I T N E S S E T H:

         WHEREAS, subject to the limitations and conditions set forth in this Agreement, Spinco has agreed to provide certain services to Aetna at 10 State House Square, Hartford, Connecticut (the "PREMISES");

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I
                                    Services


         SECTION 1.01. SERVICES. During the term of this Agreement, which term shall be for the time periods as indicated on the schedule attached hereto (or as otherwise provided herein), but which term shall in no event extend beyond the earlier to occur of: (a) Aetna's vacating the Premises, or (b) the termination of the Real Estate Services Agreement dated the date hereof by and between the parties hereto, Spinco shall provide to Aetna telephone and voice services as set forth on SCHEDULE 1 annexed hereto and made a part hereof, as such may be amended by the parties, pursuant to the terms and conditions set forth in said SCHEDULE 1 (individually, a "SERVICE" and collectively, the "SERVICES"). All such Services shall utilize the equipment presently in place and shall not include any upgrades or replacements of existing equipment, except with respect to any upgrades or replacements of existing equipment initiated by Spinco. All desktop equipment provided to Aetna by Spinco relating to the Services (the "TELEPHONE PROPERTY"), including, but not limited to, the workstation telephones, shall remain the property of Spinco. Spinco shall discontinue the provision of telephone services on December 31, 2002. Aetna shall be responsible for all activities and costs associated with preparing for and implementing their own services on or before December 31, 2002. From and after the termination of the Services, Aetna shall solely be responsible for providing its own Services, including, but not limited to, a new PBX. Aetna shall be entitled to terminate Services provided by Spinco at any time upon written notice to Spinco. In the event of termination of Services initiated by either Aetna or Spinco, and to the extent permitted by the Local Exchange Carrier, Spinco will cooperate with Aetna and work in good faith to timely transfer all or any portion of the telephone numbers then in use by Aetna to Aetna. Upon the termination of any part of the Services, Aetna promptly shall return the Telephone Property serving the Service being

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terminated in good order, repair and condition, reasonable wear and tear excepted, to a location or locations designated by Spinco.

         SECTION 1.02  PRICING/SALES TAX.

         (a) PRICING OF SERVICES. For each period in which it receives a Service, Aetna shall pay Spinco the amount specified in or calculated in accordance with the method applicable to such Service as set forth on SCHEDULE 2 (the "PRICING SCHEDULE"). For any Service priced on a monthly basis, the monthly charge will be equitably prorated if the date on which a Service is terminated is not the first calendar day or the last calendar day, respectively, of a calendar month. Unless otherwise indicated on a Schedule, all pricing listed on the Pricing Schedule is applicable to the period from the commencement of such Service through the end of calendar year 2001 only. It is the intent of the parties hereto that no party shall realize a gain or a loss as a result of the provision of Services under this Agreement through the end of 2001. Thereafter, the prices may increase as indicated in Section 1.02 (b), below.

         (b) PRICE INCREASES. For Services continuing for a period after December 31, 2001, on January 1, 2002 and on each January 1 thereafter during the term hereof, the prices listed on the Pricing Schedule shall be adjusted based upon the actual cost for Services plus such additional charges (excluding, however, those services for which such additional charges are prohibited by law) as are reasonable and customary in the respective service industry for the administration of such services (excluding, however, any profit to Spinco).

         (c)      SALES TAX.

                  (i) For state and local sales tax purposes, Spinco and Aetna will cooperate in good faith to segregate amounts payable under this Agreement into the following categories: (a) taxable Services; (b) non-taxable Services; and (c) payments made by Spinco merely as a payment agent for Aetna in procuring goods, supplies or Services that otherwise are non-taxable or that have previously been subject to sales tax.

                  (ii) Spinco shall collect from Aetna all state and local sales tax and shall timely remit such taxes to the appropriate state and local tax authorities. Aetna shall pay such taxes to Spinco monthly, or as otherwise required by Spinco. Spinco shall be responsible for any interest or penalties imposed as a result of its failure to timely collect and remit taxes. Aetna shall be responsible for any additional taxes, interest or penalties imposed as a result of a sales tax audit by any taxing authority.

         SECTION 1.03.  OTHER SERVICE SPECIFICATIONS.

         (a)      SERVICE LEVELS; CURES; REMEDIES UPON DEFAULT

                  (i) The service levels for any Services shall be as set forth in the applicable Schedules.

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                  (ii) Aetna will designate a "SERVICE LEVEL MANAGER" who will have overall responsibility for summarizing and reporting Spinco's results against service levels.

                  (iii) If Aetna becomes aware of a material deficiency in Spinco's delivery of Services (a "SERVICE LEVEL BREACH"), Aetna may deliver a written notice thereof to Spinco. Upon receipt of such notice, Spinco shall use reasonable efforts to remedy the Service Level Breach as soon as possible.

                  (iv) Except to the extent that a schedule to this Agreement specifies a different period, if Spinco fails to cure a Service Level Breach within thirty (30) calendar days after receipt of written notice thereof, Spinco shall forfeit (and, if previously collected from Aetna, refund) the fees or charges otherwise due with respect to such Service from the date that the Service Level Breach commenced, and Spinco shall not be entitled to collect fees with respect to such Service until it has cured such Service Level Breach. The remedy for a Service Level Breach provided under this Section 1.03(a)(iv) shall be the sole remedy available to Aetna for a Service Level Breach.

         (b) PERSONNEL. Spinco, in its sole discretion, will either: (i) employ and retain staff, (ii) contract with third party subcontractors and other vendors, or (iii) utilize any combination thereof as needed to perform the Services Spinco is obligated to perform hereunder. Any such personnel shall have a level of experience, skill, diligence and expertise consistent with Spinco's normal business practices. The delegation of performance to a subcontractor shall not relieve Spinco of any of its duties or obligations under this Agreement.

         SECTION 1.04.  BILLING AND CASH SETTLEMENT PROCEDURES; DEFAULT.

         (a) SERVICES. Billing and cash settlement for Services shall occur monthly, except as otherwise indicated on the Schedules. Each Service provider shall send bills in a format and containing a level of detail sufficient detail to identify the Services that are the subject of any such bills. Spinco and Aetna shall settle amounts so due within fourteen (14) calendar days following the receipt of a monthly bill in good order and supported by proper documentation. Any billing or payment errors shall be corrected promptly after discovery thereof.

         (b) VENDOR REIMBURSEMENTS. Spinco shall advise Aetna weekly of the total amount that Spinco has paid during the prior five (5) business days to vendors on Aetna's behalf. Aetna shall reimburse Spinco for such amount by wire transfer of immediately available funds. Each such reimbursement shall be due the Friday of the week during which Spinco advises Aetna of the reimbursement amount ((or on the following business day if such advice is received after 5:00 p.m., Eastern time on the immediately preceding business day or if such Friday is not a business day). In addition to the remedy specified in Section 1.04(d), below, Aetna shall reimburse Spinco for any costs incurred arising from Aetna's failure to timely reimburse Spinco.

         (c) REIMBURSEMENT NOTICE; FORM OF SETTLEMENT. Reimbursement notices shall be

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communicated to Aetna via facsimile to 770-933-3664 (Immediate Attention: ING
Treasury). Settlement for amounts due under this Section 2.04 shall be made by wire transfer of immediately available funds. If any amount remains unsettled after the date when due, such amount shall bear interest at the 90-Day Treasury Rate, as defined herein, from the date due until the full settlement thereof. The "90 Day Treasury Rate" means the annual yield rate, as of any given date, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

         (d) DEFAULT IN PAYMENT. If payment for Services is not made within thirty (30) days of the date when due, then Spinco, upon delivery of written notice to Aetna, may suspend any such Services until Aetna has cured such payment default.

         SECTION 1.05.  OTHER TERMS AND CONDITIONS.

         (a)      Confidentiality.

                  (i) DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall have a meaning ascribed to such term in the Distribution Agreement between Aetna Inc. and Aetna U.S. Healthcare Inc. dated December 13, 2000 (the "Distribution Agreement") and shall include, without limitation, the following: (a) information relating to planned or existing computer systems and systems architecture and security, including, without limitation, computer hardware, computer software, source code, object code, documentation, methods of processing and operational methods; (b) policyholder data, customer lists, sales, customer information, profits, organizational restructuring, new business initiatives and financial information; (c) information that describes insurance and financial products, including, without limitation, actuarial calculations, product designs, and how such products are administered and managed; (d) information that describes product strategies, tax interpretations, and the tax positions and treatment of any item; and
         (e) confidential information of third parties with which a party conducts business; provided, that Tax information shall be governed by the "TAX SHARING AGREEMENT," as defined in the Distribution Agreement.

                  (ii) Confidential Information shall be subject to Section 6.06 of the Distribution Agreement and Tax information shall be subject to
         Section 7.04 of the Tax Sharing Agreement. In addition, each party shall use commercially reasonable efforts to restrict access to the other party's Confidential Information to those employees of such party requiring access for the purpose of providing Services to the other party hereunder. Subject to its obligations under Section 6.05 of the Distribution Agreement (Retention of Records) (or Section 7.02 of the Tax Sharing Agreement (Corporate Records), as to Tax information), each party shall destroy all Confidential Information obtained from the other party in connection with this Agreement in accordance with the receiving party's normal document retention policies but, in any event, immediately following the

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         expiration of this Agreement. Notwithstanding the foregoing, Spinco and its respective affiliates may share Confidential Information with any subcontractor utilized to provide Services, PROVIDED that the party sharing such Confidential Information shall remain responsible for compliance with the provisions of this Section.

                  (iii) FULFILLMENT AND CONFIDENTIALITY OF VENDOR CONTRACTS AND SOFTWARE. Aetna shall (a) comply with the terms of, and keep confidential and, except as required by law, not disclose, reveal or duplicate (x) any information related to any of the vendor contracts to which Aetna is provided access in connection with this Agreement and/or
         (y) Spinco's or any third party's computer systems, software, information and/or data to which they are provided access and/or use in connection with this Agreement and (b) take such other actions and execute such additional documentation required by any vendor in order to access and/or use such vendor's software in connection with such vendor's contracts with Spinco.

         (b) LIMITATION OF REMEDIES. Except if and to the extent arising out of Spinco's gross negligence or willful misconduct, in no event shall Spinco be obligated to pay to Aetna in respect of breaches or alleged breaches of this Agreement any amount in excess of the amount received by Spinco for the Services it renders. This cumulative limitation shall apply to all monetary remedies provided for in this Agreement or any Schedule thereto, regardless of whether they are characterized as damages, indemnification (including, without limitation, indemnification for defense costs), refund of fees or otherwise.


                                    ARTICLE 2
                                  Miscellaneous

      SECTION 2.01. AETNA INDEMNIFICATION. From and after the date hereof, Aetna shall indemnify, defend and hold harmless Spinco and its affiliates, subsidiaries and parent and their respective officers, directors and employees (each, a "SPINCO INDEMNITEE") from and against any and all loss, cost, expense, damage, claim (collectively, "CLAIMS") incurred or suffered by any Spinco Indemnitee arising out of (1) the breach of this Agreement by Aetna; or (ii) gross negligence or willful misconduct of Aetna in connection with the matters set forth in this Agreement

         SECTION 2.02. NON-EXCLUSIVITY OF REMEDIES. The remedies provided for in this Article 2 are not exclusive and shall not limit any rights or remedies which may otherwise be available to Spinco at law or in equity.

         SECTION 2.03. NOTICES. All notices and other communications to any party hereunder shall be in writing using certified mail, return receipt requested or a nationally recognized overnight courier service and shall be deemed given when received addressed as follows:

If to Spinco to:

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         Aetna Inc.
         151 Farmington Avenue
         Hartford, CT 06156-9666

         Attention:  Real Estate Services (RS51)

With a copy to:

         Reid and Riege, P.C.
         One State Street
         Hartford, CT 06103

         Attention: Joseph K. Fortier, Esq.

If to Aetna, to:

         Aetna Life Insurance and Annuity Company
         151 Farmington Avenue
         Hartford, CT 06156

         Attention:  Michael W. Cunningham.
                     Executive Vice President & Chief Financial Officer

         And

         ING North America Insurance Corp.
         5780 Powers Ferry Road, NW
         Atlanta, Georgia 30327-4390

         Attention:        Wayne Huneke
                           General Manager & Chief Financial Officer
                           Fax:  770-980-3303

                           B. Scott Burton
                           Senior Vice President & Deputy General Counsel
                           Fax:  770-850-7660

         And

         Real Estate Strategies, TN42
         151 Farmington Avenue
         Hartford, CT 06156

         Attn:  Karen Parks

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         And

         Levy & Droney, P.C.
         74 Batterson Park Road
         Farmington, CT 06032

         Attn:  Jomarie Andrews, Esq.

With a copy to:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004

         Attention:    Joseph B. Frumkin, Esq.
                          and
                       William D.  Torchiana, Esq.

         Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

         SECTION 2.04.  AMENDMENTS; NO WAIVERS.

         (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Spinco and Aetna, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 2.05.  EXPENSES.

         (a) Except as otherwise provided herein, all costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement shall be paid by the party incurring such expense.

         (b) Each reference in this Agreement to expenses, fees and out-of-pocket costs shall mean such expenses, fees and out-of-pocket costs as the party incurring such expenses, fees or out-of-pocket costs would reasonably incur in connection with its own business under circumstances where such expenses, fees and out-of-pocket costs are not subject to

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reimbursement.

         SECTION 2.06. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that each party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement to an Affiliate of such party without the prior written consent of the other party hereto. If any party or any of its successors or assigns (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of such party shall assume all of the obligations of such party under this Agreement. Any Assignment not conforming to the provisions of this Agreement shall be invalid and void.

         SECTION 2.07. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflict of laws rules thereof.

         SECTION 2.08. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         SECTION 2.09. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the Merger, the Confidentiality Agreement, the Distribution Agreement or the other Distribution Documents (as defined in the Distribution Agreement) has been made or relied upon by any party hereto.

         SECTION 2.10. JURISDICTION. Except as otherwise expressly provided in this Agreement, any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the District of Delaware, and each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action which is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section
2.10 shall be deemed effective service of process on such party.

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         SECTION 2.11. SEVERABILITY. If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

         SECTION 2.12. SURVIVAL. All covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date indefinitely, unless a specific survival or other applicable period is expressly set forth therein.

         SECTION 2.13. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 2.14. DISPUTE RESOLUTION. Any disputes arising under this Agreement shall be resolved by the Operating Committee and the procedures related thereto, all as described in Section 2.07 of the Transition Services Agreement dated as of the date hereof by and between the parties hereto.

         SECTION 2.15. VDC RELOCATION. Spinco shall coordinate the relocation of the existing VDC room servicing the Premises (the "VDC ROOM RELOCATION") from its current location (4th floor) to a new, mutually agreed upon location in the Premises. Aetna will provide Spinco with $1,000,000 toward the costs associated with VDC Room Relocation. All costs in excess of $1,000,000, for the VDC Room Relocation are to be the sole responsibility of Spinco. The project scope is defined as the work required to complete the relocation of the existing VDC room, inclusive of all equipment and infrastructure, and connectivity to the Premises. Spinco will provide construction management, vendor management and ensure that a material business disruption does not occur at the Premises, except for such disruption that is ordinary and customary in relation to any such construction. The newly relocated and constructed VDC room will be substantially similar to the existing VDC room. Aetna's portion of costs (the first $1,000,000 of costs incurred) will be paid against a Spinco provided schedule of values, by which, as work is completed and deemed acceptable by both Spinco and Aetna. From the date of this agreement until the date that the relocated VDC room is complete and operational and available for use by Aetna, Spinco, at its sole cost, shall continue to provide and ensure that VDC services and connectivity are maintained as currently provided, Spinco agrees to deliver the relocated VDC room to Aetna free and clear of all liens. Upon completion of all work in accordance with the provisions of this Section 2.15, Spinco will deliver to Aetna full and final lien waivers from all contractors performing work in the Premises with regard to the VDC Room Relocation or provide Aetna with an indemnity against any such liens. In the event that any mechanic's lien is filed relating to the VDC Room Relocation, then Spinco shall promptly remove such lien by payment, bonding or otherwise.

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         IN WITNESS WHEREOF the parties hereto have caused this Real Estate
Services Agreement to be duly executed by their respective authorized officers as of the date first above written.

                         AETNA U.S. HEALTHCARE INC.




                                          By:  /s/ Alfred P. Quirk, Jr.
                                              --------------------------
                                          Name:    Alfred P. Quirk, Jr.
                                          Title:   Authorized Signatory




                       [SIGNATURES CONTINUE ON NEXT PAGE]


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                                   AETNA INC.






                                          By:  /s/ Alfred P. Quirk, Jr.
                                              --------------------------
                                          Name:    Alfred P. Quick, Jr.
                                          Title:   Vice President, Finance
                                                   & Treasurer

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